Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in the Registration Statement of Terrestrial Energy Inc. (the “Company”) on Form S-8 of our report on the consolidated financial statements of the Company dated May 30, 2025, which includes an explanatory paragraph as to the Company’s ability to continue as a going concern, with respect to our audits of the consolidated financial statements of the Company as of December 31, 2024 and 2023 and for the two-year period ended December 31, 2024.

/s/ UHY LLP

Melville, NY

January 2, 2026